THE RIGHTIME FUND, INC.

                           ARTICLES SUPPLEMENTARY TO
                           ARTICLES OF INCORPORATION


      THE RIGHTIME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:   In accordance with the requirements of Section 2-208 of
the Maryland General Corporation Law, the Board of Directors of the Corporation, at a meeting called for such purpose on December 13, 1989, adopted these Articles Supplementary classifying or reclassifying unissued shares of the Common Stock of the Corporation.

      SECOND:   A new series of shares of the Corporation's Common Stock
(par value $.01 per share) is designated as The Rightime Social
Awareness Fund Series and 20,000,000 shares of the unallocated and unissued stock of the Corporation are classified and allocated to such Series.

      THIRD:   The shares of The Rightime Social Awareness Fund Series
so classified and allocated shall have all the rights and privileges as set forth in the Corporation's Articles of Incorporation, including such priority in the assets and liabilities of such Series as may be provided in such Articles.

      FOURTH:   The shares of such Series have been classified and
reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

      IN WITNESS WHEREOF, The Rightime Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 13th day of December, 1989.


                  THE RIGHTIME FUND, INC.



                  By:_______________________________
                     David J. Rights
                     President

Attest:


______________________________
Edward S. Forst, Sr.
Secretary


      THE UNDERSIGNED, President of The Rightime Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters in fact set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                  ___________________________________
                  David J. Rights
                  President



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